CLIPPER FUND/TM/

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MARCH 27, 1998

To Our Shareholders:

The Annual Meeting of Shareholders of Clipper Fund/TM/ will be held on Friday, March 27, 1998 at 10:00 a.m., at the Peninsula Beverly Hills, in the Magnolia Room, at 9882 Little Santa Monica Boulevard, Beverly Hills, California. The purpose of the Annual Meeting is to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement, which is incorporated into this notice by reference:

    1.   Election of a Board of Directors;

    2. Ratification of the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the Fund for the year ending December 31, 1998; and

    3.   Such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on January 31, 1998 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

                             By Order of the Board of Directors


                             /s/
                             James Gipson
                             Chairman & President
February 17, 1998

                               IMPORTANT

SHAREHOLDERS ARE REQUESTED TO DATE, FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES

                            CLIPPER FUND/TM/

                            PROXY STATEMENT

                     ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MARCH 27, 1998

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Clipper Fund/TM/ (the "Fund") for use at the Annual Meeting of Shareholders of the Fund, to be held on Friday, March 27, 1998 at 10:00 a.m. at the Peninsula Beverly Hills, in the Magnolia Room, at 9882 Little Santa Monica Boulevard, Beverly Hills, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record at the close of business on January 31, 1998 will be entitled to receive notice of and to vote at the meeting. This proxy statement will be mailed to shareholders on or about February 17, 1998.

Each share of capital stock is entitled to one vote, except that shareholders are entitled to cumulate votes for the election of directors. Thus, each shareholder entitled to vote for directors will be able to give one candidate that number of votes which is equal to six (the number of directors to be elected) multiplied by the number of shares that the shareholder holds, or be able to distribute that number of votes among two or more candidates in such a manner as the shareholder sees fit. Cumulative voting will be provided to all shareholders only if a shareholder at the meeting and prior to the election of directors gives notice of his intention to cumulate votes.

The required quorum for the transaction of business at the Meeting is the presence in person or by proxy of a majority of the shares entitled to vote at the meeting of shareholders.

Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, or, if no specification is made, according to the recommendations of the Board of Directors in this Proxy Statement. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by a writing delivered to the Fund.
This revocation must show the shareholder's name and account number and must be received prior to the voting at the meeting to be effective. In addition, a shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any proxy previously given. The Fund had 11,786,454 shares of capital stock outstanding as of January 31, 1998.

Proxy materials will be mailed to shareholders of record on or about February 17, 1998. Copies of the Fund's most recent Annual and/or Semi-Annual report may be obtained from the Fund at no charge by writing or telephoning the Fund at its principal executive offices at Suite 800, 9601 Wilshire Boulevard, Beverly Hills, CA 90210, telephone (800) 776-5033 Attention: Michele Smith.

                          PRINCIPAL SHAREHOLDERS
The following is information about persons known to the Fund to own beneficially five percent or more of the outstanding shares of the capital stock of the Fund as of January 31, 1998:

                                            Number of
                                          Shares Owned      Percent
     Name and Address                       of Record       of Class

Charles Schwab & Co. Inc. (1)               2,027,039        17.2%
Attention: Mutual Fund Department
101 Montgomery Street
San Francisco, California 94104

Merrill Lynch Group Employee Services (2)     697,669         5.9%
Merrill Lynch Trust Co. TTEF
FBO Qualified Retirement Plans
U/A 01/01/97
265 Davidson Ave, 4th Floor
Somerset, NJ  08873-4120

Hewitt Associates (3)                         622,957          5.3%
100 Half Day Road
Lincolnshire, Illinois 60069

(1) Charles Schwab & Co. Inc. is the nominee account for many individual shareholder accounts; the Fund is not aware of the size or identity of any of the individual accounts.

(2) Merrill Lynch is the trustee for a company sponsored retirement plan. The plan is the Bozell, Jacobs, Kenyon &
Eckhardt, Inc. Profit Sharing Retirement Plan, 800 Blackstone
Centre, 302 South 36th Street, Omaha, Nebraska, 68131.

(3) Hewitt Associates is the trustee for four (4) company sponsored retirement plans. The plans are: Hewitt Associates
Money Purchase Plan, Deferred Compensation Trust, HR10 Trust and
Pension Plan. All four plans have the same address.

              PROPOSAL 1.  ELECTION OF BOARD OF DIRECTORS

It is proposed that a Board of four (4) directors be elected, each director to hold office indefinitely or until the next annual meeting of shareholders and until his or her successor is elected and qualified. It is the intention of the proxy holders named in the accompanying form of proxy to vote such proxy for the election of the persons listed below unless shareholders specifically indicated in their proxies their desire to withhold authority to vote for such persons. Unless otherwise specified, proxy holders (or their substitutes) may cast an equal number of votes for each nominee for director or accumulate such votes and distribute them among the nominees at the discretion of said proxy holders. The Board of Directors does not contemplate that any nominee will be unable to serve as a director for any reason, but if that should occur prior to the meeting, the proxy holders reserve the right to substitute another person or persons of their choice as nominee or nominees.

Each nominee who is deemed an "interested person" of the Fund, as defined in the 1940 Act, is indicated by an asterisk. Mr. Gipson is deemed an "interested person" of the Fund because he is an officer of Pacific Financial Research, Inc. ("PFR" or the "Investment Advisor") and is an officer of the Fund. Each person listed below has consented to being named in this Proxy Statement and has indicated a willingness to serve as a director if elected.

                                        Shares of Capital Stock
                                              of the Fund                            Total 1997
                                          beneficially owned                        Compensation
                                              directly or                Aggregate   from Fund
                                             indirectly on    Percent      1997         and
               Position(s)   Position(s)      January 31,       of      Compensation    Fund
Nominee Name   with Fund     held since  Age     1998          Class     from Fund    Complex(6)

James H.       Director,        1983      55   158,815 (1)       1.4%       $-0-         $-0-
Gipson*        Chairman
               and President

Norman B.      Director         1984      66    15,088 (3)        (2)     $5,000       $7,500
Williamson

Lawrence P.    Director         1984      63     9,186 (4)        (2)     $5,000       $7,500
McNamee

F. Otis        Director         1984      74    20,097 (5)        (2)     $5,000       $7,500
Booth, Jr.

(1) Of the 158,815 shares attributed to Mr. Gipson, 87,326 are held by the Pacific Financial Research, Inc. Money Purchase Plan and Trust (the "Plan"), 7,696 are held by the Pacific Financial
     Research Employees Savings Plan (the "ESP"), 63,793 are held by
     Mr. Gipson of which 3,109 shares are held in an IRA account and 3,133 are held by Mrs. Gipson in an IRA. The 87,326 shares held by the Plan include 47,597 shares in which Mr. Gipson has a vested interest, 11,832 shares, Mr. Sandler, Vice President, has a vested interest, and 1,796 shares in which Michael Kromm, Secretary/Treasurer of the Fund, has a vested interest. The 7,696 shares held by the ESP include 1,072 shares in which Mr. Sandler has a vested interest, 1,022 shares in which Mr. Gipson has a vested interest and 797 shares in which Mr. Kromm has a vested interest.

(2)  The percentage of class is less than 1%.

(3) The shares attributed to Mr. Williamson are held individually by him in an IRA.

(4) Of the 9,186 shares attributed to Professor McNamee, 1,077 shares are held by him in an IRA and 8,109 shares are held in a trust.

(5)  The 20,097 shares attributed to  Mr. Booth are held, individually, by him.

(6) Total 1996 Compensation From Fund and Fund Complex consists of compensation and fees paid to directors and trustees by all of the Pacific Financial Research Funds: Clipper Fund, Inc. and
     Schooner Fund/R/ which ceased operations in April 1997.

Mr. Gipson has been President of PFR, an investment management firm, since he founded it in 1980. Prior to 1980, he was a portfolio manager with Batterymarch Financial Company and with other investment management firms.

Mr. Williamson had been a Vice President and Portfolio Manager with PFR since 1983 prior to his retirement December 31, 1990. From 1980 to 1983, he was self-employed as an investment manager. Prior to that, he was Assistant Treasurer and Manager of Pension Trust Administration for FMC Corporation.

Professor McNamee had been a Professor of Computer Science at UCLA from 1966 until he retired in 1997.

Mr. Booth has been a private investor and rancher from 1973 to the present.

Over the last two years no nominee for director has had any material interest in a material transaction, or a proposed material transaction, to which PFR or the Fund was or is to be a party. During the last two years no nominee has been indebted to the Fund. No nominee has been a party adverse to the Fund in any material pending legal proceedings. In addition, no nominee has been the subject of any adverse securities-related judgments or orders.


The Fund's Board of Directors has no standing audit, nominating or compensation committee or any committee performing similar functions. The Directors who are not "interested persons" of PFR serve as a de facto audit committee.

Mr. Gipson has been a director and executive officer of the Fund since its organization, in December 1983. Messrs. McNamee and Booth have been directors of the Fund since its commencement of operations on February 19, 1984. Mr. Williamson was a director and executive officer of the Fund since its organization and prior to his retirement from PFR on December 31, 1990. He currently serves as a director to the Fund. Mr. Gipson, Mr. Sandler and Mr. Kromm, the Fund's executive officers, are elected annually by the Board of Directors, and serve at the Board's pleasure. Mr. Sandler, age 43, Vice President, was initially elected as a Director of the Fund in 1991. He resigned as a Director of the Fund on May 29, 1997, the day on which the Adviser, Pacific Financial Research became affiliated with United Asset Management Corp. Mr. Kromm, age 52, has been with PFR since 1990 and is presently its Operations Manager. He has been Secretary since 1992 and Treasurer since 1994.

All directors and officers of the Fund as a group (6 persons) owned beneficially 209,497 shares of the Capital stock on January 31, 1998, approximately 1.8% of the outstanding shares. That number consists of an aggregate of 87,326 shares held by the Pacific Financial Research, Inc. Money Purchase Plan and Trust, 7,696 shares held by the Pacific Financial Research Employees Savings Plan, 20,097 shares held by Mr. F. Otis Booth, Jr., as described in the footnote to the table above, 158,815 shares held by Mr. Gipson, as described in the footnote to the table above, 15,088 shares held by Mr. Williamson in an IRA plan, 2,065 shares held by Mr. & Mrs. Kromm, of which 1,716 are held in an IRA plan and 9,186 shares held by Professor McNamee, of which 1,077 shares are held in IRA plans, 8,109 shares are held in Trust.

            RENUMERATION OF DIRECTORS, OFFICERS AND OTHERS Officers and directors of the Fund who are also officers, directors, shareholders, employees or otherwise "interested persons" of the Investment Adviser receive no remuneration from the Fund. Each other director receives an annual fee of $5,000. During the Fund's last fiscal year, three of the four directors who were not "interested persons" of the Investment Adviser received combined fees and no expenses totalling $15,000. A fourth disinterested director, Susan M. Bernfeld, who passed away in December, 1997, received combined fees and expenses totalling $5,000. There was one Board of Director's meeting, two shareholder's meetings and one matter by written consent held in calendar year 1997. Each of the directors attended 100% of those meeting and participated in the written consent. The Fund has no bonus, profit-sharing, pension or retirement plan.

                  RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS, INCLUDING ALL "NON-INTERESTED" DIRECTORS,
RECOMMENDS THAT SHAREHOLDERS VOTE  "FOR" ELECTION OF THE NOMINEES
AS DIRECTORS OF THE FUND.

In the election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected directors.

The Investment Adviser
The Investment Adviser, located at 9601 Wilshire Boulevard, Beverly Hills, California 90210, currently serves as investment adviser to the Fund under the terms of the Investment Advisory Contract entered into as of May 29, 1997 (the "Contract").

       PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS The 1940 Act requires that the Fund's independent auditors be selected by a majority of those directors who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Investment Adviser; that such selection be submitted for ratification or rejection at the Annual Meeting of Shareholders;
and that the employment of such independent auditors be conditioned on the right of the Fund, by vote of a majority of its outstanding securities at any meeting called for that purpose, to terminate such employment forthwith without penalty. The Board of Directors of the Fund, including those directors who are not "interested persons" of the Fund or the Investment Adviser, have approved the selection of Ernst & Young LLP as independent auditors for the calendar year ending December 31, 1998.

Accordingly, such selection of Ernst & Young LLP as independent auditors of the Fund is submitted to shareholders for ratification or rejection. To the knowledge of the Fund and the Investment Adviser, apart from its fees received as independent auditors, neither the firm of Ernst & Young LLP nor any of its partners has a direct, or material indirect, financial interest in the Fund or the Investment Adviser or affiliates of the Investment Adviser.

A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                       RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS, INCLUDING ALL "NON-INTERESTED" DIRECTORS,
RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE FUND.

In order to ratify the selection of Auditors, the affirmative vote of the holders of a majority of the aggregate shares of the Fund represented and entitled to vote at the meeting is required.

                               OTHER MATTERS
The Board of Directors is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters. Votes withheld from any nominee for director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. Abstentions and broker non-votes will also be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally by telephone and the Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting material to their principals.

Proposals of shareholders intended to be presented at the next annual meeting of the Fund must be received by the Fund for inclusion in the Fund's proxy statement relating to that meeting at the principal executive offices of the Fund at 9601 Wilshire Boulevard, Suite 800, Beverly Hills, California 90210, not later than December 31, 1998.

                NOTICE TO BANKS, BROKERS/DEALERS AND VOTING
                        TRUSTEES AND THEIR NOMINEES
Please advise the Fund, in care of National Financial Data Services, Inc., P.O. Box 5229, Kansas City, Missouri 64120, whether other persons are the beneficial owners of the shares for which proxies are being solicited from you and, if so, the number of copies of the Proxy Statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL
SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE
PROXY BALLOT IN THE ENCLOSED STAMPED ENVELOPE. IF YOU PLAN TO
ATTEND THE MEETING, YOU MAY CHANGE YOUR VOTE, IF DESIRED, AT THAT TIME.

FEBRUARY 17, 1998

                             PROXY BALLOT

                            CLIPPER FUND, INC.
                        c/o NFDS, P.O. BOX 419152
                     Kansas City, Missouri 64141-6152

               ANNUAL MEETING OF SHAREHOLDERS - MARCH 27, 1998

This proxy is being solicited on behalf of the Board of Directors. The undersigned hereby appoints James H. Gipson, proxyholder, with full power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Clipper Fund, Inc. to be held on March 27, 1998, and at any adjournments thereof, with respect to the matters on the reverse side hereof, which are more fully described in the Proxy Statement dated February 17, 1998, receipt of which is acknowledged by the undersigned.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS IS MADE, ACCORDING TO THE RECOMMENDATIONS OF MANAGEMENT IN THE PROXY STATEMENT. UNLESS OTHERWISE SPECIFIED, THE PROXYHOLDER NAMED HEREON, OR HIS SUBSTITUTES, MAY CAST AN EQUAL NUMBER OF VOTES FOR EACH NOMINEE FOR DIRECTOR OR CUMULATE SUCH VOTES AND DISTRIBUTE THEM AMONG THE NOMINEES AT THE DISCRETION OF SAID PROXYHOLDERS.

                   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees or guardians should give full titles when signing. Please sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

------------------------------            -------------------------------

------------------------------            -------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

Mark box at right if an address change or comment
has been noted on the reverse side of this card.         [  ]

1. Election of Directors
   The election of the nominees for Directors specified in the Proxy Statement.

                                                For All   With-    For All
                                               Nominees   hold     Except

   F. Otis Booth, Jr.    Lawrence P. McNamee
   James H. Gipson       Norman B. Williamson

   NOTE: If you do not wish your shares voted "For" a particulr nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                 For     Against    Abstain
2. Ratification of selection by Board of Directors of Ernst & Young LLP as independent auditors for the year ended
   December 31, 1998.

3. Such other business as may properly come before the meeting or at any adjournment thereof. As to such business the undersigned hereby confers discretionary authority.

   RECORD DATE SHARES:

   Please be sure to sign and date this Proxy.          Date


   ---------------------                           ------------------------
   Shareholder sign here                           Co-owner sign here